                   UNAUDITED PRO FORMA FINANCIAL INFORMATION
                        OF COLLINS & AIKMAN CORPORATION


     The following unaudited pro forma condensed consolidated financial statements have been derived from: (i) the audited and unaudited historical financial statements of C&A Corporation, the Becker Group LLC ("Becker"), the Joan Automotive Group Companies ("Joan") and TAC-Trim, adjusted to give pro forma effect to the acquisitions of Becker and Joan and the proposed TAC-Trim acquisition (collectively, the "Acquisitions"), the Financings, the February 2001 Heartland equity investment, and the Textron Leasing Transaction and (ii) unaudited interim historical data for Becker and Joan, adjusted to give pro forma effect to the Acquisitions and Financings. Capitalized terms not defined herein have the same meaning as in the body of the Form 8-K.


     The pro forma condensed consolidated statements of operations for the fiscal year ended December 31, 2000, the nine months ended September 30, 2001, and the twelve months ended September 30, 2001 give pro forma effect to the Acquisitions, Financings, the initial Heartland equity investment and the Textron Leasing Transaction as if they had occurred on December 26, 1999. During 2000, C&A changed its fiscal year reporting cycle from a 52/53 week fiscal year to a calendar year-end. The 2000 fiscal year consisted of 53 weeks which ended on December 31, 2000. The twelve months ended September 30, 2001 consisted of 52 weeks of operations. The unaudited pro forma condensed consolidated balance sheet gives pro forma effect to the TAC-Trim acquisition, the Financings and the Textron Leasing Transaction as if they had occurred on September 30, 2001.


     The unaudited pro forma condensed consolidated financial statements are presented for informational purposes only and do not purport to represent what C&A results of operations or financial position would actually have been had the Acquisitions, Financings, the initial Heartland equity investment and the Textron Leasing Transaction occurred at such time or to project its results of operations for any future period or date.


     The pro forma adjustments are based upon available information and various assumptions that C&A believes are reasonable. The pro forma adjustments and certain assumptions are described in the accompanying notes. Other information included in this Exhibit 99.2 has been presented to provide additional analysis. The acquisitions of Becker and Joan, and the planned acquisition of TAC-Trim have been accounted for using the purchase method of accounting. Allocations of the purchase price have been determined based upon information presently available and are subject to change. Appraisals are in progress for Becker and Joan, and have not yet begun for TAC-Trim. The final allocations and the amounts included in these pro forma financial statements could differ significantly.


     The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements of C&A, Becker, Joan and TAC-Trim and the related notes to such financial statements.

                  UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                            STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 2000
                 (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)




                                              C&A         BECKER       JOAN       TAC-TRIM
                                         ------------- ----------- ----------- -------------
Net sales .............................. $ 1,901.8     $ 217.7     $ 180.9     $ 1,871.0
Cost of goods sold .....................  1,635.2       181.7       142.0       1,612.9
                                         ---------     -------     -------     ---------
Gross profit ...........................    266.6        36.0        38.9         258.1
Selling, general and
 administrative expenses ...............    158.5        22.9         4.8         103.4
Restructuring charges (credit) .........        --       (5.3)         --          27.0
                                         ---------     -------     -------     ---------
Operating income .......................    108.1        18.4        34.1         127.7
Interest expense, net ..................     96.6         7.0         3.8           5.8
Loss on sale of receivables ............      9.2          --          --            --
Dividends and accretion on
 Products preferred stock ..............        --         --          --            --
Other (income) expense, net ............      1.5        (1.3)       (0.2)         (8.3)
                                         ---------     -------     -------     ---------
Income (loss) from continuing
 operations before income
 taxes .................................      0.8        12.7        30.5         130.2
Income tax expense (benefit) ...........      2.2         0.9          --          61.1
                                         ---------     -------     -------     ---------
Income (loss) from continuing
 operations ............................ $    (1.4)    $  11.8     $  30.5     $    69.1
                                         =========     =======     =======     =========
Income (loss) from continuing
 operations per common
 share:
 Basic ................................. $    (0.03)
 Diluted ............................... $    (0.03)
Average common shares
 outstanding:
 Basic .................................     61.9
                                         ==========
 Diluted ...............................     61.9
                                         ==========



                                             PRO FORMA ADJUSTMENTS
                                         ------------------------------
                                           TAC-TRIM
                                           ITALY(1)         OTHER            PRO FORMA
                                         ------------ ----------------- -------------------
Net sales .............................. $(141.0)       $       --         $   4,030.4
Cost of goods sold .....................  (125.9)             (5.3)(2)         3,440.6
                                         -------        ----------         -----------
Gross profit ...........................   (15.1)              5.3               589.8
Selling, general and
 administrative expenses ...............   (15.0)             (0.5)(3)           274.1
Restructuring charges (credit) .........      --                --                21.7
                                         -------        ----------         -----------
Operating income .......................    (0.1)              5.8               294.0
Interest expense, net ..................    (0.6)             26.6 (4)           139.2
Loss on sale of receivables ............      --              (1.5)(5)             7.7
Dividends and accretion on
 Products preferred stock ..............      --              78.9 (6)            78.9
Other (income) expense, net ............     1.3               2.0 (7)            (5.0)
                                         -------        ----------         ------------
Income (loss) from continuing
 operations before income
 taxes .................................    (0.8)           (100.2)               73.2
Income tax expense (benefit) ...........    (3.0)             10.8 (8)            72.0
                                         -------        ----------         ------------
Income (loss) from continuing
 operations ............................ $   2.2        $   (111.0)        $       1.2
                                         =======        ==========         ============
Income (loss) from continuing
 operations per common
 share:
 Basic .................................                                   $       0.01
 Diluted ...............................                                   $       0.01
Average common shares
 outstanding:
 Basic .................................                                          166.7(9)
                                                                           ===============
 Diluted ...............................                                          167.1(9)
                                                                           ===============

See notes to Unaudited Pro Forma Condensed Consolidated Statements of
                                  Operations

                  UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                            STATEMENT OF OPERATIONS
                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001
                     (IN MILLIONS, EXCEPT PER SHARE DATA)




                                                BECKER              JOAN
                                           JANUARY 1, 2001     JANUARY 1, 2001
                                               THROUGH             THROUGH
                                 C&A        JUNE 30, 2001    SEPTEMBER 20, 2001
                            ------------- ----------------- --------------------
Net sales .................  $ 1,341.1         $ 101.5            $  94.6
Cost of goods sold ........    1,164.7            89.9               75.9
                             ---------         -------            -------
Gross profit ..............      176.4            11.6               18.7
Selling, general and
 administrative
 expenses .................      118.2            11.1                3.2
Restructuring charges .....        9.2             1.2                 --
                             ---------         -------            -------
Operating income ..........       49.0            (0.7)              15.5
Interest expense, net .....       64.3             3.2                2.6
Loss on sale of
 receivables ..............        4.7              --                 --
Dividends and
 accretion on Products
 preferred stock ..........         --              --                 --
Other (income)
 expense, net .............        6.7            (0.2)              (0.1)
                             ----------        -------            -------
Income (loss) from
 continuing operations
 before income taxes.......      (26.7)           (3.7)              13.0
Income tax expense
 (benefit) ................       (7.6)            0.4                5.7
                             ----------        -------            -------
Income (loss) from
 continuing
 operations ...............  $   (19.1)       $  (4.1)            $   7.3
                             ==========       ========            =======
Income (loss) from
 continuing operations
 per common share:
 Basic and diluted ........ $    (0.22)
Average common
 shares outstanding:
 Basic and diluted ........       88.4
                            ===========



                                              PRO FORMA ADJUSTMENTS
                                          -----------------------------
                                           TAC-TRIM
                               TAC-TRIM    ITALY(1)         OTHER            PRO FORMA
                            ------------- ---------- ------------------ -------------------
Net sales .................  $  1,208.1    $  (92.3)    $          --      $   2,653.0
Cost of goods sold ........     1,065.0      (101.3)          (3.0)(2)         2,291.2
                             ----------    --------     -------------      -----------
Gross profit ..............       143.1         9.0            3.0               361.8
Selling, general and
 administrative
 expenses .................        69.5       (10.3)          (0.4)(3)           191.3
Restructuring charges .....        10.2          --             --                20.6
                             ----------    --------     -------------      -----------
Operating income ..........        63.4        19.3            3.4               149.9
Interest expense, net .....         5.0       ( 0.4)          29.5 (4)           104.2
Loss on sale of
 receivables ..............          --          --            1.0 (5)             5.7
Dividends and
 accretion on Products
 preferred stock ..........          --          --           59.9 (6)            59.9
Other (income)
 expense, net .............         0.9         2.2            6.7 (7)            16.2
                             ----------    --------     -------------      -----------
Income (loss) from
 continuing operations
 before income taxes.......        57.5        17.5          (93.7)              (36.1)
Income tax expense
 (benefit) ................        24.4         6.3          (15.6)(8)            13.6
                             ----------    --------     -------------      -----------
Income (loss) from
 continuing
 operations ...............  $     33.1        11.2     $    (78.1)        $     (49.7)
                             ==========    ========     =============      ===========
Income (loss) from
 continuing operations
 per common share:
 Basic and diluted ........                                                $     (0.30)
Average common
 shares outstanding:
 Basic and diluted ........                                                      167.5(9)
                                                                           ===========

See notes to Unaudited Pro Forma Condensed Consolidated Statements of
                                   Operations

                  UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                            STATEMENT OF OPERATIONS
                FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 2001
                 (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)




                                                BECKER              JOAN
                                           OCTOBER 1, 2000     OCTOBER 1, 2000
                                               THROUGH             THROUGH
                                 C&A        JUNE 30, 2001    SEPTEMBER 20, 2001
                            ------------- ----------------- --------------------
Net sales .................  $ 1,778.0         $ 156.3            $  135.5
Cost of goods sold ........    1,556.0           140.6               108.2
                             ---------         -------            --------
Gross profit ..............      222.0            15.7                27.3
Selling, general and
 administrative
 expenses .................      161.0            16.1                 4.3
Restructuring charges .....        9.2            (0.1)                 --
                             ---------         -------            --------
Operating income ..........       51.8            (0.3)               23.0
Interest expense, net .....       88.2             5.1                 3.4
Loss on sale of
 receivables ..............        6.4              --                  --
Dividends and
 accretion on Products
 preferred stock ..........          --             --                  --
Other (income)
 expense, net .............        7.3            (0.5)               (0.1)
                             ----------        -------            --------
Income (loss) from
 continuing operations
 before income taxes ......       (50.1)          (4.9)               19.7
Income tax expense
 (benefit) ................       (15.6)           0.1                 5.6
                             ----------        -------            --------
Income (loss) from
 continuing operations       $    (34.5)      $   (5.0)           $   14.1
                             ==========       ========            ========
Income (loss) from
 continuing operations
 per common share:
 Basic and diluted ........ $     (0.42)
Average common
 shares outstanding:
 Basic and diluted ........       81.9
                            ===========



                                               PRO FORMA ADJUSTMENTS
                                          --------------------------------
                                            TAC-TRIM
                               TAC-TRIM     ITALY(1)          OTHER             PRO FORMA
                            ------------- ------------ ------------------- -------------------
Net sales .................  $  1,622.8     $ (131.5)     $        --         $   3,561.1
Cost of goods sold ........     1,422.2       (134.5)            (4.1)(2)         3,088.4
                             ----------     --------      -----------         -----------
Gross profit ..............       200.6          3.0              4.1               472.7
Selling, general and
 administrative
 expenses .................        97.7        (14.3)              -- (3)           264.8
Restructuring charges .....        37.2           --               --                46.3
                             ----------     --------      -----------         -----------
Operating income ..........        65.7         17.3              4.1               161.6
Interest expense, net .....         7.1         (0.5)            35.8 (4)           139.1
Loss on sale of
 receivables ..............          --           --              1.3 (5)             7.7
Dividends and
 accretion on Products
 preferred stock ..........          --           --             79.8 (6)            79.8
Other (income)
 expense, net .............        (0.6)         1.7              6.2 (7)            14.0
                             ----------     --------      -----------         -----------
Income (loss) from
 continuing operations
 before income taxes ......        59.2         16.1           (119.0)              (79.0)
Income tax expense
 (benefit) ................        35.6          5.8            (15.1)(8)            16.4
                             ----------     --------      -----------         -----------
Income (loss) from
 continuing operations       $     23.6     $   10.3      $    (103.9)        $     (95.4)
                             ==========     ========      ===========         ===========
Income (loss) from
 continuing operations
 per common share:
 Basic and diluted ........                                                   $     (0.57)
Average common
 shares outstanding:
 Basic and diluted ........                                                         167.1(9)
                                                                              ===========

See notes to Unaudited Pro Forma Condensed Consolidated Statements of
                                   Operations

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                            STATEMENTS OF OPERATIONS

     The Unaudited Pro Forma Consolidated Statements of Operations for the fiscal year ended December 31, 2000 and nine months ended September 30, 2001 reflect results of operations for Becker and Joan independently through the acquisition dates of July 3, 2001 and September 21, 2001, respectively. Subsequent to the acquisition dates, results of operations for Becker and Joan have been included in the results of operations of C&A.

     The Unaudited Pro Forma Consolidated Statement of Operations for the twelve months ended September 30, 2001 for C&A and TAC-Trim have been derived by adding the respective historical financial data for the fiscal year ended December 31, 2000 to the historical data for the nine months ended September 30, 2001, and subtracting the historical financial data for the nine months ended September 30, 2000. The corresponding information for Becker and Joan has been derived from information from October 1, 2001 through the respective acquisition dates of July 3, 2001 and September 21, 2001. Subsequent to the acquisition dates, results of operations for Becker and Joan have been included in the results of C&A.

     The unaudited pro forma condensed consolidated statements of operations include adjustments necessary to reflect the estimated effect of the Acquisitions, Financings, the February 2001 Heartland equity investment and the Textron Leasing Transaction as if they had occurred on December 26, 1999.

1. The statements of operations for TAC-Trim reflect a 90% consolidated interest in Textron Automotive Italia S.r.l. ("TAC-Trim Italy"). The TAC-Trim acquisition provides for the acquisition of only 50% of TAC-Trim Italy's parent company and gives both parties significant participatory rights. This adjustment provides for the removal of TAC-Trim Italy. See footnote 7 for the adjustment to account for C&A's corresponding 50% equity investment in TAC-Trim Italy's parent company.

2. Represents pro forma adjustments to decrease cost of goods sold for the respective entities as follows (in millions):


                                                                                 YEAR ENDED DECEMBER 31, 2000
                                                                    -------------------------------------------------------
                                                                       BECKER         JOAN         TAC-TRIM         TOTAL
                                                                    ------------   ----------   --------------   ----------
Depreciation ....................................         (a)(e)      $  (0.4)       $   --       $    (7.9)       $ (8.3)
Joan purchase savings ...........................         (b)              --          (1.5)             --          (1.5)
Cost associated with leases not assumed .........         (c)              --          (0.4)             --          (0.4)
Material purchase savings .......................         (d)              --            --              --          (5.0)
Textron Leasing Transaction .....................         (e)              --            --             9.9           9.9
                                                                                                                   ------
                                                                                                                   $ (5.3)
                                                                                                                   ======
                                                                               NINE MONTHS ENDED SEPTEMBER 30, 2001
                                                                    ----------------------------------------------------------
                                                                      BECKER          JOAN        TAC-TRIM         TOTAL
                                                                    --------         ------      ---------         ------
Depreciation ....................................         (a)(e)      $  (0.2)       $   --       $    (5.9)       $ (6.1)
Joan purchase savings ...........................         (b)              --          (0.4)             --          (0.4)
Cost associated with leases not assumed .........         (c)              --          (0.3)             --          (0.3)
Material purchase savings .......................         (d)              --            --              --          (3.6)
Textron Leasing Transaction .....................         (e)              --            --             7.4           7.4
                                                                                                                   ------
                                                                                                                   $ (3.0)
                                                                                                                   ======
                                                                              TWELVE MONTHS ENDED SEPTEMBER 30, 2001
                                                                    ----------------------------------------------------------
                                                                      BECKER          JOAN        TAC-TRIM         TOTAL
                                                                    --------         ------      ---------         ------
Depreciation ....................................         (a)(e)      $  (0.3)       $   --       $    (7.9)       $ (8.2)
Joan purchase savings ...........................         (b)              --          (0.8)             --          (0.8)
Cost associated with leases not assumed .........         (c)              --          (0.4)             --          (0.4)
Material purchase savings .......................         (d)              --            --              --          (4.6)
Textron Leasing Transaction .....................         (e)              --            --             9.9           9.9
                                                                                                                   ------
                                                                                                                   $ (4.1)
                                                                                                                   ======

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                           STATEMENTS OF OPERATIONS
                                  (CONTINUED)

     a. Represents (i) decreased depreciation expense, primarily resulting from the reduction in value of leasehold improvements for leases on facilities to be closed in connection with the Becker acquisition and
          (ii) decreased depreciation expense from the reduction of assets resulting from the Textron Leasing Transaction.


     b. In connection with the Joan acquisition, the Company entered into a contract with a company owned by the selling shareholder to purchase flat woven goods. The adjustment reflects the difference between historical and contractually agreed prices applied to actual purchases made from the previously related party supplier during the periods indicated.


     c. Adjustment reflects costs associated with leases not assumed on Joan facilities contractually excluded from the Joan acquisition. All other costs associated with the retained business continue to be reflected in the Unaudited Pro Forma Condensed Consolidated Statement of Operations.



     d. Collectively, the Company, Becker and TAC-Trim have both common suppliers and common commodity purchases. The adjustment reflects purchase savings mathematically derived from the lowest historically contracted pricing applied to actual purchase volumes during the pro forma periods presented.


     e. The pro forma statements of operations reflect the impact of the Textron Leasing Transaction to be completed in connection with the Transactions. Cash proceeds expected from the Textron Leasing Transaction are treated as cash consideration for the TAC-Trim acquisition and reduce the debt resulting from the TAC-Trim acquisition. Assuming the Textron Leasing Transaction had occurred on December 26, 1999, the Company would have replaced depreciation expense with lease expense. The estimated depreciation expense associated with the assets included in the Textron Leasing Transaction was $7.9 million, $5.9 million and $7.9 million, for the fiscal year ended December 31, 2000, the nine months ended September 30, 2001 and the twelve months ended September 30, 2001, respectively. The estimated lease expense from the Textron Leasing Transaction would have been $9.9 million, $7.4 million and $9.9 million for the same periods, respectively.


          Pro forma effect is given for sale-leaseback transactions directly attributable to the Transactions. Lease expense associated with sale-leaseback transactions not attributable to the Transactions are included in C&A's financial statements on an as-incurred basis. With respect to sale-leaseback transactions closed as of September 30, 2001, for which pro forma effect is not given, annualized rent expense would have approximated $5.7 million, of which approximately $1.1 million is reflected in C&A's historical results. In addition, subsequent to September 30, 2001 and prior to December 31, 2001, additional sale-leaseback transactions providing proceeds of approximately $50.0 million will have closed. Such transactions would have annualized lease expense of approximately $7.2 million. No pro forma effect is given relative to the cash sale proceeds or lease expense that results from these transactions.

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                           STATEMENTS OF OPERATIONS
                                  (CONTINUED)

3. Represents pro forma adjustments to increase/(decrease) selling, general and administrative expense as follows (in millions):


                                                                                     YEAR ENDED DECEMBER 31, 2000
                                                                           ------------------------------------------------
                                                                             BECKER        JOAN      TAC-TRIM       TOTAL
                                                                           ----------   ---------   ----------   ----------
Elimination of related party management fees and other .....        (a)      $ (3.2)     $   --       $   --       $ (3.2)
Elimination of certain management positions ................        (b)        (0.9)       (0.5)        (2.8)        (4.2)
Amortization ...............................................        (c)         3.6          --           --          3.6
TAC-Trim employee benefit plan adjustments .................        (d)          --          --           1.3         1.3
Net increase in parent company management fee ..............        (e)          --          --           --          2.0
                                                                                                                   ------
                                                                                                                   $ (0.5)
                                                                                                                   ======


                                                                                 NINE MONTHS ENDED SEPTEMBER 30, 2001
                                                                           ------------------------------------------------
                                                                             BECKER        JOAN      TAC-TRIM       TOTAL
                                                                           ----------   ---------   ----------   ----------
Elimination of related party management fees and other .....        (a)      $ (1.4)     $   --       $   --       $ (1.4)
Elimination of certain management positions ................        (b)        (0.4)       (0.3)        (2.1)        (2.8)
Amortization ...............................................        (c)         1.8          --           --          1.8
TAC-Trim employee benefit plan adjustments .................        (d)          --          --           1.7         1.7
Net increase in parent company management fee ..............        (e)          --          --           --          0.3
                                                                                                                   ------
                                                                                                                   $ (0.4)
                                                                                                                   ======


                                                                    TWELVE MONTHS ENDED SEPTEMBER 30, 2001
                                                                  ------------------------------------------
                                                                   BECKER     JOAN      TAC-TRIM   TOTAL
                                                                   ------     ----      --------   -----
Elimination of related party management fees and other       (a)   $  (2.3)   $   --   $     --     $ (2.3)
Elimination of certain management positions ...........      (b)      (0.6)     (0.4)      (2.8)      (3.8)
Amortization ..........................................      (c)       2.7        --         --        2.7
TAC-Trim employee benefit plan adjustments ............      (d)        --        --         2.6       2.6
Net increase in parent company management fee .........      (e)        --        --         --        0.8
                                                                                                    ------
                                                                                                    $   --
                                                                                                    ======

     a. Represents adjustment to eliminate related party management fees and other fees historically paid by Becker to its related parties. The management and oversight function will be replaced by support provided by Collins & Aikman and Heartland (see 3(e) for the net increase in quarterly advisory fees).


     b. Reflects the elimination of compensation and benefits costs of certain executive management positions that are redundant with existing positions. The selling companies are primarily responsible for severance costs associated with these individuals. Collins & Aikman anticipates incurring $0.6 million in severance costs relating to these individuals. Such costs are not reflected in the unaudited pro forma condensed consolidated financial statements.


     c. The unaudited pro forma condensed consolidated financial statements reflect amortization of historical intangible assets for the acquired companies. Elimination of the historical amortization has not been reflected as the allocation of the purchase prices for Becker, Joan and TAC-Trim are incomplete, pending the completion of the appraisal process.


          The pro forma adjustment reflected herein represents amortization of estimated fair value adjustments to establish the Becker non-compete agreement arising from the Becker acquisition, which is amortized on a straight-line basis over the five-year term of the agreement.

     d. In connection with the TAC-Trim acquisition, certain purchase accounting adjustments for TAC-Trim pensions and other post retirement benefit plans will be necessary. These adjustments reflect the net effect on historically recorded benefit expenses as if the transactions had occurred on December 26, 1999 and primarily result from a decrease in the funded status

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                           STATEMENTS OF OPERATIONS
                                  (CONTINUED)

          of the pension plan and conventional purchase accounting adjustments, offset by savings derived from a change to a cash balance plan (as provided by the amended TAC-Trim acquisition agreement).


     e. Represents the net additional quarterly advisory fee contractually arranged with Heartland.


4.   Represents the net increase in interest expense to reflect the impact of
     (i) the elimination of interest expense reflected in the historical financial statements, which is replaced by (ii) interest expense resulting from the new pro forma debt structure, including debt securities to finance the TAC-Trim acquisition, replacement of the Company's existing receivables facility and the payment of related fees and expenses, and (iii) the amortization of financing costs over the terms of the corresponding debt. A summary follows (in millions):




                                                              FISCAL       NINE MONTHS    TWELVE MONTHS
                                                            YEAR ENDED        ENDED           ENDED
                                                           DECEMBER 31,   SEPTEMBER 30,   SEPTEMBER 30,
                                                               2000            2001           2001
                                                          -------------- --------------- --------------
Interest on new debt incurred to finance TAC-Trim
 acquisition (a) ........................................    $   75.7        $  56.7        $   75.7
Interest on existing 111/2% Senior Subordinated Notes ...        46.0           34.5            46.0
Other (b) ...............................................         7.5            5.6             7.5
                                                             --------        -------        --------
   Subtotal .............................................       129.2           96.8           129.2
Amortization of debt issue costs (c) ....................        11.6            8.7            11.6
                                                             --------        -------        --------
 Interest expense under new debt structure ..............       140.8          105.5           140.8
Less: historical interest expense .......................      (114.2)         (76.0)         (105.0)
                                                             --------        -------        --------
Net increase ............................................    $   26.6        $  29.5        $   35.8
                                                             ========        =======        ========

     a. The weighted average interest rate in the new debt incurred to finance the TAC-Trim acquisition is assumed to be 8.70%. Interest on portions of the debt will be variable based on LIBOR. A 0.125% increase or decrease in the assumed weighted average interest rate assumed to be variable would change pro forma interest expense by $1.1 million, $0.8 million and $1.1 million for the fiscal year ended December 31, 2000, the nine months ended September 30, 2001 and the twelve months ended September 30, 2001, respectively.


     b. Other includes interest on foreign debt, commitment fees and letters of credit fees.


     c. Debt issuance costs are amortized over the term of the corresponding agreements ranging from 4 to 10 years.


5. Represents the elimination of historical loss on sale of receivables, and replacement with the pro forma loss on sale of receivables. The resulting pro forma loss on sale of receivables assumes the sale of $215 million of receivables and an effective rate of 3.52% (commercial paper rate at November 23, 2001, plus 1.50%). One-time fees expected to aggregate $5.4 million are not reflected in the pro forma statements of operations.

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                           STATEMENTS OF OPERATIONS
                                  (CONTINUED)

6. Represents the dividends and accretion on the Products Preferred Stock issued as part of the TAC-Trim acquisition (in millions):


                                                                          FISCAL       NINE MONTHS    TWELVE MONTHS
                                                                        YEAR ENDED        ENDED           ENDED
                                                                       DECEMBER 31,   SEPTEMBER 30,   SEPTEMBER 30,
                                                                           2000            2001           2001
                                                                      -------------- --------------- --------------
Dividends on the Products Preferred Stock calculated using the effective interest method (annual rates of 11%, escalating to
 15%) on the liquidation value of $182.7 million (tranche A).........    $  27.3         $  22.0        $  29.1
Dividends on the Products Preferred Stock calculated using the effective interest method (annual rates of 12%, escalating to
 16%) on the liquidation value of $143.7 million (tranches B
 and C) .............................................................       23.0            18.7           24.7
Accretion of Products Preferred Stock discount of $179.5 million
 over the eleven-year term of the Products Preferred Stock ..........       28.6            19.2           26.0
                                                                         -------         -------        -------
                                                                         $  78.9         $  59.9        $  79.8
                                                                         =======         =======        =======

     The terms of the Company's debt instruments are expected to place significant restrictions on our ability to pay cash dividends.


7. This adjustment is required to adjust earnings for C&A's share of the net losses in TAC-Trim Italy corresponding to C&A's 50% equity investment. See footnote 1 for further discussion on the equity investment in TAC-Trim Italy's parent company.

8. Represents the estimated tax effect of the foregoing adjustments at the Collins & Aikman marginal tax rates. Such adjustment recognizes dividends and accretion on Products preferred shares as permanent differences. In addition, the adjustment reflects the net additional tax for Becker and Joan as if the acquired companies were taxed as C-corporations for all periods presented at Collins & Aikman's marginal tax rates.

9. The pro forma basic and diluted shares outstanding were calculated as if the shares issued in connection with the Acquisitions, the Financings and the February 2001 Heartland equity investment occurred on December 26, 1999.

           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                              SEPTEMBER 30, 2001
                                 (IN MILLIONS)




                                                                             PRO FORMA ADJUSTMENTS
                                                                       ---------------------------------
                                                                         TAC-TRIM
                                                C&A        TAC-TRIM      ITALY(1)           OTHER            PRO FORMA
                                           ------------  ------------  ------------  -------------------   ------------
Current Assets:
 Cash and cash equivalents ..............   $    58.2     $    35.6      $   (0.2)      $    (64.7)(2)      $    28.9
 Accounts receivable, net ...............       182.8         236.7         (51.6)           (69.0)(3)          298.9
 Inventories ............................       115.4          42.7          (9.5)              --              148.6
 Other ..................................        72.5          51.8         (13.4)              --              110.9
                                            ---------     ---------      --------       ----------          ---------
   Total current assets .................       428.9         366.8         (74.7)          (133.7)             587.3
Property, plant and equipment, net ......       416.0         482.9         (89.9)           (86.9)(8)          722.1
Deferred tax assets .....................        94.3            --            --             20.8 (9)          115.1
Goodwill and other assets ...............       600.9         297.0          (8.6)           539.9 (9)        1,476.2
                                                                                              22.0 (9)
                                                                                              (9.9)(9)
                                                                                              34.9 (5)
                                            ---------     ---------      --------       ----------          ---------
TOTAL ASSETS ............................   $ 1,540.1     $ 1,146.7      $ (173.2)      $    387.1          $ 2,900.7
                                            =========     =========      ========       ==========          =========
Current Liabilities:
 Current maturities of long-term
   debt and short-term debt .............   $    43.6     $    43.5      $  (24.8)      $    (41.8)(4)      $    20.5
 Accounts payable .......................       220.6         265.3         (74.8)              --              411.1
 Accrued expenses .......................       148.8         109.0         (29.2)              --              228.6
                                            ---------     ---------      --------       ----------          ---------
   Total current liabilities ............       413.0         417.8        (128.8)           (41.8)             660.2
Existing long-term debt .................       778.7           5.0          (4.0)          (373.6)(4)          406.1
New revolver and term loans .............          --            --            --            543.3 (4)          543.3
Additional debt securities ..............          --            --            --            325.0 (4)          325.0
Other, including post-retirement
 benefit obligation .....................       239.0         163.8         (18.8)            42.3 (9)          426.3
Products preferred stock, mandatorily
 redeemable in 2012 .....................          --            --            --            146.8 (6)          146.8
STOCKHOLDERS' EQUITY ....................       109.4         560.1         (21.6)          (538.5)(9)          393.0
                                                                                             297.3 (7)
                                                                                             (13.7)(5)
                                            ---------     ---------      --------       ----------          ---------
TOTAL LIABILITIES AND STOCKHOLDERS'
 EQUITY .................................   $ 1,540.1     $ 1,146.7      $ (173.2)      $    387.1          $ 2,900.7
                                            =========     =========      ========       ==========          =========

     See notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                                 BALANCE SHEET


The Unaudited Pro Forma Condensed Consolidated Balance Sheet includes adjustments necessary to reflect the estimated effect of the TAC-Trim acquisition, the Financings and the Textron Leasing Transaction as if they had occurred on September 30, 2001.


1. The balance sheet for TAC-Trim reflects a 90% consolidated interest in Textron Automotive Italia S.r.l. ("TAC-Trim Italy"). The TAC-Trim acquisition provides for the acquisition of only 50% of TAC-Trim Italy's parent company and gives both parties significant participatory rights. This adjustment provides for the removal of TAC-Trim Italy. See footnote 9 for the adjustment to account for C&A's 50% equity investment in TAC-Trim Italy.


2. The following adjustments were made to cash as a result of the pro forma adjustments (in millions):




                                                                                                     FOOTNOTE
                                                                              SEPTEMBER 30, 2001     REFERENCE
                                                                             --------------------   ----------
Cash before other pro forma adjustments ..................................         $   93.6
Pro forma cash adjustments:
 Cash to be paid for TAC-Trim acquisition ................................           (669.6)             (9)
 Cash to be paid for transaction and debt fees ...........................            (77.0)             (5)
 Cash to repay existing Collins & Aikman debt ............................           (415.4)             (4)
 Cash to be raised from new debt to finance TAC-Trim acquisition .........            868.3              (4)
 Cash to be raised from common equity issuances ..........................            160.0              (7)
 Cash to be raised from sale of accounts receivable ......................             69.0              (3)
                                                                                   --------
 Net pro forma adjustment to cash ........................................            (64.7)
                                                                                   --------
Cash after pro forma adjustments .........................................         $   28.9
                                                                                   ========

3. As part of the Transactions, a new $250 million receivables facility will be established. This adjustment represents the sale of $69.0 million of additional eligible receivables into the new facility.


4. Represents the repayment of the existing debt structure and replacement with the pro forma debt structure as set forth below (in millions):




                                                      SEPTEMBER 30, 2001      PRO FORMA      SEPTEMBER 30, 2001
                                                        HISTORICAL DEBT      ADJUSTMENTS       PRO FORMA DEBT
                                                     --------------------   -------------   -------------------
Existing Collins & Aikman debt ...................         $  822.3           $ (415.4)         $   406.9
Existing TAC-Trim debt ...........................             48.5             ( 28.8)              19.7
New debt to finance TAC-Trim acquisition .........               --              868.3              868.3
                                                           --------           --------          ---------
Total ............................................         $  870.8           $  424.1          $ 1,294.9
                                                           ========           ========          =========

     Terms of the new debt agreements have not yet been established. For purposes of this pro forma condensed consolidated balance sheet, all new debt is assumed to be long-term.

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                                 BALANCE SHEET
                                  (CONTINUED)

5. Total estimated fees to be paid in connection with the Acquisitions and the Financings are $77.0 million, of which $48.6 million are related to debt issuance costs, $4.0 million are allocated as costs to issue equity, and $24.4 million are considered transaction costs. Unamortized fees of $8.3 million on retired debt and $5.4 million of fees related to the new receivables facility will be expensed when the respective transactions close, and are reflected as a direct adjustment to equity.


6. Represents the issuance of mandatorily redeemable preferred shares of Products as consideration in the TAC-Trim acquisition. See the information under the heading "Products Preferred Stock" in the body of this Form 8-K for a discussion of the terms of the Products Preferred Stock. The shares are reflected on the Pro Forma Condensed Balance Sheet at estimated fair value, which is less than the stated liquidation value. Fair value of the Products Preferred Stock was estimated based on market prices for securities with similar terms, maturities and risk characteristics, and includes a liquidation discount to reflect market conditions.


7. The following is a summary of C&A common stock issued after September 30, 2001. There were 50 million additional shares issued and valued at $297.3 million. The fair value was determined by reference to the trading prices of the C&A common stock, but was agreed to be $5.00 per share by the parties to the Acquisitions.




                                                                                            STOCKHOLDERS'
                                                                                               EQUITY
                                                                                           --------------
Common shares issued as consideration in the TAC-Trim acquisition (18.0 million shares,
 fair value of $7.85 per share).........................................................      $  141.3
Common shares issued to Heartland and co-investors for cash, net (32.0 million shares at
 $5.00 per share, less estimated fees of $4.0)..........................................         156.0
                                                                                              --------
                                                                                              $  297.3
                                                                                              ========

     Common stock issued to Textron as part of the TAC-Trim acquisition is recorded at the average closing sales prices for C&A common stock for the three business days before the definitive agreement announcement.


8. As contemplated by the Textron Leasing Transactions, certain assets of the Company and TAC-Trim will be sold and leased back to finance the TAC-Trim acquisition and facilitate the repayment of debt. This adjustment represents the net book value of certain assets expected to be sold in the Sale-Leaseback Transactions.

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                                 BALANCE SHEET
                                  (CONTINUED)

9. The TAC-Trim acquisition will be accounted for by the purchase method of accounting, pursuant to which the purchase price is allocated among the acquired tangible and intangible assets and assumed liabilities in accordance with their estimated fair values on the date of acquisition. The purchase price and estimated preliminary adjustments to historical book value as a result of the Acquisition are as follows (in millions):


Purchase Price Consideration:
 Cash consideration (a) ....................................................    $   669.6
 Assumed debt ..............................................................         19.7
 Fair value of common shares issued (b) ....................................        141.3
 Trade name payable (c) ....................................................         19.6
 Fair value of preferred shares issued .....................................        146.8
 Transaction advisory fees .................................................         24.4
                                                                                ---------
 Total purchase price ......................................................      1,021.4
                                                                                =========
Allocation of Purchase Price (d):
Book Value of Acquired Company:
 Net assets of TAC-Trim ....................................................        560.1
 Exclusion TAC-Trim Italy (e) ..............................................        (21.6)
 Exclusion of assets sold in Textron Leasing Transaction ...................        (86.9)
Investment in TAC-Trim Italy (e) ...........................................         22.0
Assumed debt ...............................................................         19.7
Increase in net prepaid pension benefit ....................................          2.6
Increase in net post-retirement benefit obligation (f) .....................        (35.2)
Increase in estimated deferred taxes resulting from preceding purchase price
 allocation adjustments (g) ................................................         20.8
Estimated increase in goodwill (d) .........................................        539.9
                                                                                ---------
                                                                                $ 1,021.4
                                                                                =========

     a. Represents contracted cash consideration of $625.4 million plus estimated purchase price adjustment of $8.8 million related to working capital and debt, plus estimated purchase price adjustment for $35.4 million of cash on hand.

     b. C&A will issue 18 million shares of common stock as consideration for the TAC-Trim acquisition. Shares to be issued are valued at the average closing price of $7.85 for C&A common stock over the last three days of November 2001.

     c. Represents amounts payable for the use of the Textron trade name for a period of time subsequent to closing.

     d. Valuations of various tangible and intangible assets are not yet complete.

     e. The net assets of TAC-Trim reflect a 90% consolidated interest in TAC-Trim Italy. This adjustment is required to remove this 90% consolidated interest and replace it with the 50% equity interest in TAC-Trim Italy's parent company to be acquired by the Company in connection with the TAC-Trim acquisition.

     f. Application of purchase accounting results in an increase in net prepaid benefit. The net increase is comprised of a decrease in prepaid pension benefit of $9.9 million, and a decrease in accrued pension benefit liabilities of $12.5 million. In addition, the application of purchase accounting results in a $35.2 million increase in the post-retirement benefit obligation.

     g. The deferred tax effect resulting from the preceding preliminary purchase price allocations adjustments is reflected in the pro forma condensed consolidated balance sheet as $20.8 million of non-current deferred tax assets.